Exhibit 15
                                                             ----------






                                                  November 6, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                      RE:       Unit Corporation

                                Registration Statements on Forms S-8 and S-3



We are aware that our report dated October 22, 2003 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 2003 and 2002 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003 is incorporated by reference in its registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-3
(File No.'s 333-83551, 333-99979 and 333-104165).



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